UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 17, 2022
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
On May 17, 2022, in recognition of the full scope of Edmond Mesrobian’s responsibilities, his title was changed to Chief Technology and Information Officer. In addition, in recognition of the criticality of technology to achieving our ambitions relative to the Company’s Closer to You strategy, the Compensation, People and Culture Committee (the “Committee”) of the Company’s Board of Directors, determined to adjust Mr. Mesrobian’s annual salary. Specifically, effective as of June 5, 2022, Mr. Mesrobian’s annual salary will be increased from $800,000 to $825,000. In addition, the Committee awarded Mr. Mesrobian a one-time grant of Restricted Stock Units with a value of $850,000 (the “Special Award”) to be made on the first day of the Company’s first open-window trading day following Committee approval of the grant. The Special Award will be made pursuant to the Company’s 2019 Equity Incentive Plan, copies of which were previously filed as Appendix B to the Company’s Proxy Statement dated April 7, 2020, and the Company’s Form of Restricted Stock Unit Award under the 2019 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto. The Special Award will vest 50% on June 10, 2024 and 50% on June 10, 2025.
ITEM 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of the Company held on May 18, 2022, the shareholders voted on the election of each of the Company’s nine nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Auditors of the Company and an advisory vote regarding executive compensation.
The results of the voting were as follows:

Election of Directors	For	Against	Abstentions	Broker Non-Votes
Stacy Brown-Philpot	94,154,202	1,455,932	127,289	18,532,450
James L. Donald	95,090,052	511,575	135,796	18,532,450
Kirsten A. Green	94,200,453	1,407,354	129,616	18,532,450
Glenda G. McNeal	94,314,447	1,296,431	126,545	18,532,450
Erik B. Nordstrom	95,229,199	423,813	84,411	18,532,450
Peter E. Nordstrom	95,173,601	472,550	91,272	18,532,450
Amie Thuener O’Toole	94,329,474	1,231,521	176,428	18,532,450
Bradley D. Tilden	94,093,208	1,468,342	175,873	18,532,450
Mark J. Tritton	94,555,906	1,031,254	150,263	18,532,450

Ratification of the Appointment of Independent Registered Public Accounting Firm	109,641,808	4,278,436	349,629	n/a
Advisory Vote Regarding Executive Compensation	92,583,052	1,143,420	2,010,951	18,532,450
ITEM 8.01 Other Events
On May 18, 2022, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

10.1	Form of Restricted Stock Unit Award under the 2019 Equity Incentive Plan
99.1	Press release of Nordstrom, Inc., dated May 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: May 20, 2022